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                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____


                                 _____________

                                  BANK ONE, NA
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


    A NATIONAL BANKING ASSOCIATION                        31-4148768
                                                       (I.R.S. EMPLOYER
                                                     IDENTIFICATION NUMBER)

         100 EAST BROAD STREET
            COLUMBUS, OHIO                               43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                                  BANK ONE, NA
                              100 EAST BROAD STREET
                            COLUMBUS, OHIO 43271-0181
          ATTN: MARLA S. ROTH, ASSISTANT VICE PRESIDENT (312) 407-3270
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                 _____________


                          BRIGGS & STRATTON CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



             WISCONSIN                                         39-0182330
   (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)


        12301 WEST WIRTH STREET
         WAUWATOSA, WISCONSIN                                   53222-2110
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


                 5.00% CONVERTIBLE SENIOR NOTES DUE MAY 15, 2006
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (a)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.;
                  Federal Reserve Bank of Cleveland, Cleveland, Ohio.

                  (b)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.






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                  7.  A copy of the latest report of condition of the
                      trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 2nd day of July, 2001




                      BANK ONE, NA,
                      TRUSTEE

                      BY: /S/ MARLA S. ROTH
                          ------------------
                            MARLA S. ROTH
                            ASSISTANT VICE PRESIDENT


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, NA, filed in connection with Form S-3 relating to Wheeling-Pittsburgh Corporation 9 3/8% Senior Notes due 2003, Securities Exchange Commission File No. 33-50709.
















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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                  July 2, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture and supplemental indenture between Briggs & Stratton Corporation, and Bank One, NA, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE, NA



                                    BY: /S/ MARLA S. ROTH
                                        -----------------
                                        MARLA S. ROTH
                                        ASSISTANT VICE PRESIDENT



















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
                                    EXHIBIT 7

Legal Title of Bank:       Bank One, NA         Call Date: 03/31/01        State #: 391581      FFIEC 041
Address:                   100 Broad Street, OH1-1066                      Vendor ID:  D             Cert #:  06559     Page RC-1
City, State  Zip:          Columbus, OH 43271                   Transit #:  04400037
Transmistted to EDS on 04/30/01

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                         DOLLAR AMOUNTS IN THOUSANDS    C400
                                                                                                                      --------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                      RCON
                                                                                                ----
    a. Noninterest-bearing balances and currency and coin(1)....................           0081    1,516,339            1.a
    b. Interest-bearing balances(2).............................................           0071        8,181            1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                           1754            0            2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).............           1773    4,946,430            2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                 1350      704,697            3.
4.  Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale...........................................           5369      647,579            4.a
    b. Loans and leases, net of unearned income.................................           B528   28,261,029            4.b
    c. LESS: Allocated loan and lease losses.........                                      3123      457,033            4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c).....................................................           B529   27,803,996            4.d
5.  Trading assets (from Schedule RD-D).........................................           3545       46,298            5.
6.  Premises and fixed assets (including capitalized leases)....................           2145      325,094            6.
7.  Other real estate owned (from Schedule RC-M)................................           2150       27,702            7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..............................................           2130      510,307            8.
9.  Customers' liability to this bank on acceptances outstanding................           2155            0            9.
10. Intangible assets
    a.   Goodwill...............................................................           3163       58,658           10.a.
    b.   Other intangible assets (from Schedule RC-M)...........................           0426       12,023           10.b.
11. Other assets (from Schedule RC-F)...........................................           2160    2,160,830           11.
12. Total assets (sum of items 1 through 11)....................................           2170   38,768,134           12.

-------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:                Bank One, NA     Call Date: 03/31/01        State #: 391581   FFIEC 041
Address:                   100 East Broad Street              Vendor ID:  D              Cert# 06559  PageRC-2
City, State  Zip:                   Columbus, OH 43271                Transit #: 04400037
Transmistted to EDS on 04/30/01

SCHEDULE RC-CONTINUED

                                                                                DOLLAR AMOUNTS IN THOUSANDS
                                                                                ---------------------------
LIABILITIES
13. Deposits:                                                                   RCON
                                                                                ----
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)................................              2200              14,675,282            13.a
                                ..................................     RCON
                                                                       ----
       (1) Noninterest-bearing(1).................................     6631     4,258,278                               13.a1
       (2) Interest-bearing.......................................     6636     10,417,004                              13.a2

    b. Not applicable
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                              2800               5,167,776            14.
15. Trading Liabilities(from Schedule RC-D).......................              3548                  58,042            15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M):...              3190              13,285,664            16.
17. Not applicable
18. Bank's liability on acceptance executed and outstanding.......              2920                       0            18.
19. Subordinated notes and debentures.............................              3200               1,460,000            19.
20. Other liabilities (from Schedule RC-G)........................              2930               1,135,468            20.
21. Total liabilities (sum of items 13 through 20)................              2948              35,782,232            21.
22. Minority interest in consolidated subsidiaries                              3000                 300,239            22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.................              3838                       0            23.
24. Common stock..................................................              3230                 127,044            24.
25. Surplus (exclude all surplus related to preferred stock)......              3839               1,844,558            25.
26. a. Retained earnings..........................................              3632                 723,389            26.a
    b. Accumulated other comprehensive income (3).................              B530                  (9,328)           26.b
27. Other equity capital components (4)...........................              A130                       0            27.
28. Total equity capital (sum of items 23 through 27).............              3210               2,685,663            28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).........................              3300              38,768,134            29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below
    that best describes the most comprehensive level of auditing work                               -------------
    performed for the bank by independent external                                                  |   Number  |
    auditors as of any date during 2000...........................                  RCON 6724.....  |N/A      2 |     M.1.
                                                                                                    -------------
1 = Independent audit of the bank conducted in accordance         4 = Directors' examination of the bank conducted in accordance
     with generally accepted auditing standards by a certified    with generally accepted auditing standards by a certified public
     public accounting firm which submits a report on the bank    accounting firm (may be required by state chartering authority)
2 = Independent audit of the bank's parent holding company        5 = Directors' examination of the bank performed by other
     conducted in accordance with generally accepted auditing     external auditors (may be required by state chartering authority)
     standards by a certified public accounting firm which        6 = Review of bank's financial statements by external auditors
     (but not on the bank separately)                             7 = Compilation of the bank's financial statements by external
3 = Attestation on bank management's assertion on the             auditors
     effectiveness of the bank's internal control over financial  8 = Other audit procedures (excluding tax preparation work)
     reporting by a certified public accounting firm              9 = No external audit work

------------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedeges, and
     Minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.


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